UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

Tops Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-168065	26-1252536
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

On December 7, 2012, Tops Holding Corporation and Tops Markets, LLC issued a press release announcing that they priced their $460 million in aggregate principal amount of senior secured notes due 2017 (the “Notes”).  The Notes were offered pursuant to an exemption from registration under the Securities Act of 1933, as amended. The offering of the Notes is expected to close on December 20, 2012, subject to certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING CORPORATION

Date: December 7, 2012

By:
/s/ Frank Curci
Frank Curci

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Press release dated December 7, 2012.